Exhibit 99.2

     Prime Group Realty Trust Reports Second Quarter 2004 Results

    CHICAGO--(BUSINESS WIRE)--Aug. 6, 2004--Prime Group Realty Trust (NYSE:PGE) (the "Company") announced its results today for the quarter ended June 30, 2004. Net loss available to common shareholders was $7.2 million or $0.30 per diluted share for the second quarter of 2004, as compared to net loss of $2.1 million or $0.12 per diluted share reported for the second quarter of 2003. Funds From Operations ("FFO") available to common shareholders for the second quarter of 2004 totaled $0.11 per diluted share, as compared to $0.23 per diluted share for the second quarter of 2003.
    Revenue for the second quarter was $29.1 million, a decrease of $9.0 million from second quarter 2003 revenue of $38.1 million. The decrease was principally a result of a reduction of revenues earned in 2003 for Bank One Center ($9.4 million) in which the Company subsequently sold a 70% joint venture interest and no longer consolidates its revenues.
    The $5.1 million difference in the net loss for the second quarter of 2004 as compared to the net loss for the second quarter of 2003 was principally a result of:

    -- The Company's non-cash allocation of accounting losses for its share of the Bank One Center joint venture ($3.1 million) and its share of the decrease in earnings of the 77 West Wacker Drive joint venture ($2.6 million), principally due to the effects of an interest rate collar in 2004 and a lease termination fee earned in 2003,

    -- Second quarter 2003 earnings of $3.3 million from the operations of Bank One Center, which were consolidated in 2003 and are no longer consolidated as discussed above, and

    -- The sale of National City Center in June 2003 which generated earnings of $1.5 million in the second quarter of 2003 and had no related earnings in 2004.

    These were partially offset by:

    -- A reduction in second quarter 2004 interest expense and deferred financing fee amortization of $2.6 million related to the retirement and refinancing of debt in 2003, and

    -- A net loss of $1.5 million in the second quarter of 2003 from the operations of our former 33 West Monroe Street property, which was sold in April 2004.

    The decrease in FFO is principally due to the reasons discussed above for the change in GAAP loss, with the exception of real estate depreciation and amortization, which is excluded from expense when computing FFO. In addition, for the purposes of computing FFO available to common shareholders per diluted share, the Company included outstanding common shares and common units in its operating partnership in arriving at weighted average shares of beneficial interest. FFO is a non-GAAP financial measure. The Company believes that net income (loss) is the most directly comparable GAAP financial measure to FFO and has included a reconciliation of this measure to GAAP net income (loss) with this press release.
    "In the second quarter, we continued our leasing successes as leases commencing totaled 272,364 rentable square feet," states Jeffrey A. Patterson, the Company's President and Chief Executive Officer. "This included 220,689 rentable square feet of new office leases, 19,204 rentable square feet of office lease expansions and 32,471 rentable square feet of office lease renewals. All of these leases commenced during the second quarter increasing office occupancy to 87.8% at June 30 from 84.7% at the end of the first quarter. In addition, during the quarter we also executed 9,794 rentable square feet of new office leases and 50,710 rentable square feet of office renewals and expansions, which commence in the third quarter of 2004 or beyond. Subsequent to the end of the quarter, we entered into leases for an additional 36,781 rentable square feet at our office properties and a 300,035 square foot short-term industrial lease."
    The Company recently received communication from a representative of IBM Corporation ("IBM"), a tenant occupying 280,670 square feet at the Company's IBM Plaza property, that it will not renew its lease at the end of its term, and that it has signed a lease at another downtown Chicago property for significantly less square footage. IBM's existing lease at IBM Plaza does not expire until August of 2006. Mr. Patterson commented, "While we are disappointed with IBM's decision to relocate, we intend to actively market their space and are cautiously optimistic that market conditions will improve by their lease expiration date. In addition, the building's reputation and visibility, as well as the planned Trump Tower across the street, enhance the building's attractiveness as a location for a corporate headquarters."

    IRS Audit Of 1031 Exchange Transaction Completed With No
Adjustments

    As the Company previously reported, the Internal Revenue Service (the "Service") conducted an examination of the federal income tax returns filed by the Company for the taxable years ended December 31, 2001, 2000 and 1999. The Service's examination included the review of a transaction involving the acquisition of the Company's IBM Plaza property, which was reported on the examined returns as acquired in connection with a non-taxable, like-kind exchange involving an interest in the 77 West Wacker Drive office property. In the first quarter of 2004, the Service issued preliminary reports proposing that the 1999 transaction constituted the taxable sale of an interest in the 77 West Wacker Drive property. According to the Service, the nature of the 1999 Transaction required recognition of a long-term capital gain in the approximate amount of $94.6 million, of which approximately $12.1 million related to the Company, and the remainder of which would be allocated to the other parties who were partners in the Company's Operating Partnership during 1999.
    On July 30, 2004, the Company received notice from the IRS Chicago Office of Appeals that they had completed their review of all years in question, and no adjustments are proposed. The IRS has now formally closed this matter and no deficiency is due.

    Conference Call Information

    Prime Group Realty Trust has scheduled an investor conference call for Tuesday, August 10, 2004 at 10:00 a.m. (CDT) to discuss the Company's results for the quarter ended June 30, 2004. Investors and interested parties may listen to the call via a live webcast accessible on the Company's web site at www.pgrt.com. To listen, please register and download audio software on the site at least fifteen minutes prior to the start of the call. The webcast will be archived on the site until September 10, 2004.
    To participate via teleconference, please call 877-297-1612 at least five minutes prior to the beginning of the call. If you are calling from outside North America, please call 706-679-7562. A replay of the call will be available through Friday, September 10, 2004 by calling 800-642-1687 or 706-645-9291 and entering the Conference ID #9224036 with your telephone keypad.
    In addition to the information provided in this press release, the Company publishes a quarterly "Supplemental Financial and Operating Statistics" package. The supplemental information package and the information contained in this press release can be found on the Company's web site under "Investor Information," and as part of a current report on Form 8-K furnished to the Securities and Exchange Commission.

    About the Company

    Prime Group Realty Trust is a fully integrated, self-administered, and self-managed real estate investment trust (REIT) that owns, manages, leases, develops, and redevelops office and industrial real estate, primarily in metropolitan Chicago. The Company owns 12 office properties containing an aggregate of approximately 4.7 million net rentable square feet and 30 industrial properties containing a total of approximately 3.9 million net rentable square feet. In addition, the Company owns 217.4 acres of developable land and joint venture interests in three office properties containing an aggregate of 2.8 million net rentable square feet.

    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect management's current views with respect to future events and financial performance. The words "will be", "believes", "expects", "anticipates" "estimates" and similar words or expressions are generally intended to identify forward-looking statements. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in general economic conditions, adverse changes in real estate markets as well as other risks and uncertainties included from time to time in the Company's filings with the Securities and Exchange Commission.


                       Prime Group Realty Trust
                 Consolidated Statements of Operations
             (Dollars in thousands, except per share data)
                              (Unaudited)

                                                   Three Months ended
                                                         June 30
                                                     2004      2003
                                                  --------------------
Revenue:
Rental                                              $16,162   $23,409
Tenant reimbursements                                11,024    12,993
Other property revenues                               1,005     1,113
Services Company revenue                                865       556
                                                  --------------------
Total revenue                                        29,056    38,071

Expenses:
Property operations                                   7,715     8,755
Real estate taxes                                     6,482     7,931
Depreciation and amortization                         5,484     7,790
General and administrative                            2,739     2,626
Services Company operations                             769       607
Strategic alternative costs                               -       420
                                                  --------------------
Total expenses                                       23,189    28,129
                                                  --------------------

Operating income                                      5,867     9,942
Other (expense) income                               (4,212)    1,723
Interest:
    Expense                                          (7,205)  (13,058)
    Amortization of deferred financing costs           (422)   (1,184)
                                                  --------------------
Loss from continuing operations before minority
 interests                                           (5,972)   (2,577)
Minority interests                                    1,043     1,704
                                                  --------------------
Loss from continuing operations                      (4,929)     (873)
Discontinued operations, net of minority
 interests of $(19) and $(94) in 2004
 and 2003, respectively                                  28       992
                                                  --------------------
(Loss) income before loss on sales of real estate    (4,901)      119
Loss on sales of real estate, net of minority
 interests of $7                                        (61)        -
                                                  --------------------
Net (loss) income                                    (4,962)      119
Net income allocated to preferred shareholders       (2,250)   (2,250)
                                                  --------------------
Net loss available to common shareholders           $(7,212)  $(2,131)
                                                  --------------------

Basic and diluted earnings available to common
 shares per weighted-average common share:
Loss from continuing operations, net of minority
 interests and the allocation of net income to
 preferred shareholders                             $ (0.30)  $ (0.18)
Discontinued operations, net of minority interests        -      0.06
Loss on sales of real estate, net of minority
 interests                                                -         -
                                                  --------------------
Net loss available per weighted-average common
 share of beneficial interest -basic and diluted    $ (0.30)  $ (0.12)
                                                  ====================


                       Prime Group Realty Trust
                 Consolidated Statements of Operations
             (Dollars in thousands, except per share data)
                              (Unaudited)

                                                    Six Months ended
                                                         June 30
                                                     2004      2003
                                                  --------------------
Revenue:
Rental                                              $32,476   $45,755
Tenant reimbursements                                22,053    25,760
Other property revenues                               1,896     2,439
Services Company revenue                              2,135       922
                                                  --------------------
Total revenue                                        58,560    74,876

Expenses:
Property operations                                  15,459    17,204
Real estate taxes                                    12,713    15,247
Depreciation and amortization                        10,924    15,217
General and administrative                            5,218     4,946
Services Company operations                           2,035     1,167
Strategic alternative costs                               -       473
                                                  --------------------
Total expenses                                       46,349    54,254
                                                  --------------------

Operating income                                     12,211    20,622
Other (expense) income                               (6,845)    2,365
Interest:
    Expense                                         (14,415)  (26,920)
    Amortization of deferred financing costs           (785)   (2,712)
                                                  --------------------
Loss from continuing operations before minority
 interests                                           (9,834)   (6,645)
Minority interests                                    1,687     4,353
                                                  --------------------
Loss from continuing operations                      (8,147)   (2,292)
Discontinued operations, net of minority
 interests of $214 and $(11,574) in 2004
 and 2003, respectively                              (1,736)   17,282
                                                  --------------------
(Loss) income before loss on sales of real estate    (9,883)   14,990
Loss on sales on real estate, net of minority
 interest of $10                                        (79)        -
                                                  --------------------
Net (loss) income                                    (9,962)   14,990
Net income allocated to preferred shareholders       (4,500)   (4,500)
                                                  --------------------
Net (loss) income available to common shareholders $(14,462)  $10,490
                                                  ====================

Basic and diluted earnings available to common
 shares per weighted-average common share:
Loss from continuing operations, net of minority
 interests and the allocation of net
 income to preferred shareholders                   $ (0.54)  $ (0.41)
Discontinued operations, net of minority interests    (0.07)     1.04
Loss on sales of real estate, net of minority
 interest                                                 -         -
                                                  --------------------
Net (loss) income available per weighted-average
 common share of beneficial interest -basic and
 diluted                                            $ (0.61)   $ 0.63
                                                  ====================


                       Prime Group Realty Trust
                   GAAP Reconciliation of Net (Loss)
                 Income to Funds From Operations (FFO)
                Available to Common Share/Unit Holders
             (Dollars in thousands, except per share data)
                              (Unaudited)

                                  Three Months Ended Six Months Ended
                                       June 30           June 30
                                    2004     2003     2004     2003
                                  ------------------------------------
Net (loss) income                  $(4,962)    $119  $(9,962) $14,990
Adjustments to reconcile to Funds
 from Operations:
   Real estate depreciation and
    amortization                     5,149    7,442   10,257   14,508
   Amortization of costs for
    leases assumed                      72      748      144    1,068
   Share of joint venture
    adjustments                      4,490      871    8,878    1,725
   Loss on sale of operating
    property, net of
   minority interest                   117        -      135        -
   Adjustments for discontinued
    operations:
     Real estate depreciation
      and amortization               1,319    2,172    3,398    4,783
     (Gain) loss on sale of
      discontinued operating
      property                          56   (1,220)      56   (1,220)
     Minority interests                 19       94     (214)  11,574
   Minority interests               (1,043)  (1,704)  (1,687)  (4,353)
                                  ------------------------------------
Funds from Operations                5,217    8,522   11,005   43,075
   Income allocated to preferred
    shareholders                    (2,250)  (2,250)  (4,500)  (4,500)
                                  ------------------------------------

Funds from Operations available to
 common share/unit holders (1 )     $2,967   $6,272   $6,505  $38,575
                                  ------------------------------------

FFO available to common share/unit
 holders per share/unit of
 beneficial interest                 $0.11    $0.23    $0.24    $1.44
                                  ====================================
Weighted average shares/units of
 beneficial interest:
   Common shares                    23,672   17,378   23,671   16,546
   Nonvested employee stock grants       -        6        -        6
   Operating Partnership units       3,076    9,363    3,076   10,195
                                  ------------------------------------
   Basic                            26,748   26,747   26,747   26,747
                                  ====================================

   Common shares                    23,672   17,378   23,671   16,546
   Nonvested employee stock grants       -        6        -        6
   Employee stock options               10        -       15        -
   Operating Partnership units       3,076    9,363    3,076   10,195

                                  ------------------------------------
   Diluted                          26,758   26,747   26,762   26,747
                                  ====================================

(1) Funds from Operations is a non-GAAP financial measure. Funds from Operations ("FFO") is defined as net income (loss), computed in accordance with generally accepted accounting principles ("GAAP") plus real estate depreciation and amortization, excluding gains (or losses) from sales of operating properties, and after comparable adjustments for unconsolidated joint ventures and discontinued operations. Funds from Operations includes results from discontinued operations, including related revenues, property operations expense, real estate taxes expense, provisions for impairment and interest expense. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

The Company utilizes FFO as a performance measure. The Company believes that FFO provides useful information to investors regarding the Company's performance as FFO provides investors with additional means of comparing the Company's operating performance with the operating performance of its competitors. FFO is not representative of cash flow from operations, is not indicative that cash flows are adequate to fund all cash needs and should not be considered as an alternative to cash flows as a measure of liquidity. The Company believes that net income (loss) is the most directly comparable GAAP financial measure to FFO.


                       Prime Group Realty Trust
                      Consolidated Balance Sheets
               (Dollars in thousands, except share data)
                              (Unaudited)

                                                  June 30  December 31
                                                    2004      2003
                                                 ---------------------
Assets
Real estate, at cost:
 Land                                             $123,780   $146,805
 Building and improvements                         492,738    624,745
 Tenant improvements                                58,027     85,153
 Furniture, fixtures and equipment                  10,228     10,318
                                                 ---------------------
                                                   684,773    867,021
 Accumulated depreciation                          (98,021)  (129,381)
                                                 ---------------------
                                                   586,752    737,640
 Property held for development                       3,000     18,955
                                                 ---------------------
                                                   589,752    756,595

Properties held for sale                           126,267          -
Investments in unconsolidated entities              36,093     42,778
Cash and cash equivalents                           37,895     32,608
Receivables, net of allowance of $487 and $852 at
 June 30, 2004 and December 31, 2003, respectively:
   Tenant                                            1,674      2,031
   Deferred rent                                    17,548     19,758
   Other                                             1,748        410
Restricted cash escrows                             41,113     69,890
Deferred costs, net                                 16,506     21,079
Other                                                2,000      3,632
                                                 ---------------------
Total assets                                      $870,596   $948,781
                                                 =====================

Liabilities and Shareholders' Equity
Mortgages and notes payable                       $452,525   $547,920
Mortgages notes payable related to properties
 held for sale                                      40,404          -
Bonds payable                                            -     24,900
Bonds payable related to properties held for sale   24,900          -
Liabilities related to properties held for sale     11,866          -
Accrued interest payable                             2,006      1,719
Accrued real estate taxes                           27,180     31,629
Accrued tenant improvement allowances                4,796     10,973
Accounts payable and accrued expenses                7,591     13,067
Liabilities for leases assumed                      11,743     13,792
Deficit investment in unconsolidated entity          5,356      5,168
Dividends payable                                    2,250          -
Other                                                9,504     14,472
                                                 ---------------------
Total liabilities                                  600,121    663,640
Minority interests:
 Operating Partnership                              19,947     21,803
Shareholders' equity:
 Preferred Shares, $0.01 par value; 30,000,000
  shares authorized:
   Series B - Cumulative Redeemable Preferred
    Shares, 4,000,000 shares designated, issued
    and outstanding                                     40         40
 Common Shares, $0.01 par value; 100,000,000
  shares authorized; 23,681,371 and
  23,670,522 shares issued and outstanding at
  June 30, 2004 and December 31, 2003, respectively    236        236
 Additional paid-in capital                        381,273    381,273
 Accumulated other comprehensive loss               (1,265)    (2,917)
 Distributions in excess of earnings              (129,756)  (115,294)
                                                 ---------------------
Total shareholders' equity                         250,528    263,338
                                                 ---------------------
Total liabilities and shareholders' equity        $870,596   $948,781
                                                 =====================


       CONTACT: Prime Group Realty Trust
             Jeffrey A. Patterson, 312-917-1300
             President and Chief Executive Officer
             or
             Richard M. FitzPatrick, 312-917-1300
             Chief Financial Officer